UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026
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SOUNDHOUND AI, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 441-3200
(Former name or former address, if changed since last report)
_________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On November 5, 2026, SoundHound AI, Inc. (the “Company”) issued a press release announcing financial results and operational highlights for the third quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K. The Company is also furnishing as Exhibit 99.2 to this current report on Form 8-K the condensed consolidated balance sheets of the Company as of September 30, 2026, and the related condensed consolidated statements of operations and comprehensive loss and condensed consolidated statements of cash flows for the period ended September 30, 2026.
Item 2.05    Costs Associated with Exit or Disposal Activities.
On November 4, 2026, the Company implemented a restructuring plan (the “Plan”) intended to align our teams and resources with our strategic priorities to drive long-term profitability. The Plan includes a reduction of the Company’s current global workforce by approximately 27%. Decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.

In connection with the Plan, the Company currently estimates that it will incur GAAP pre-tax charges in the range of $18 million to $22 million, substantially all of which are expected to be related to severance payments and post-employment benefits. Of the aggregate amount of charges that the Company estimates it will incur in connection with the Plan, the Company expects that approximately $16 million to $19 million will be in cash expenditures. The majority of these charges will be recognized and distributed during the fourth quarter of 2026. The actions associated with the employee restructuring under the Plan are expected to be substantially complete by the end of 2026 subject to local law and consultation requirements and the Company’s business needs. The Company expects that expense savings resulting from the Plan will be used to further the Company's strategic initiatives.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan are subject to a number of assumptions, including local law requirements in various jurisdictions. The Company may also incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the implementation of the Plan. Accordingly, actual amounts may differ materially from these estimates.
Item 9.01.    Financial Statement and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 5, 2026
99.2	Financial statements for the period ended September 30, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of completion of the Plan and the expected costs and charges of the Plan. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other risks and uncertainties included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2026	SoundHound AI, Inc.

	By:	/s/ Keyvan Mohajer
		Name:	Keyvan Mohajer
		Title:	Chief Executive Officer
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